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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 2001, relating to the consolidated financial statements and financial statement schedule of Digi International Inc. and Subsidiaries, which appears in Digi International Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 13, 2002